Agreement

This Agreement (this "Agreement") is made this 1st day of June 2018 by and between Global Election Services, Inc., a New York corporation located at 208 East 51 Street, Suite 112, New York, New York 10022 ("GES") and Voting Portals, LLC, a Florida limited liability company located at 1200 Brickell Avenue, PH 2000, Miami, Florida 33131 ("VP"). GES and VP may hereafter each be referred to as a "Party" or collectively as the "Parties."

RECITALS:

A. GES is in the business of monitoring, administrating, and certifying union, association, condominium, cooperative and other forms of elections in New York, D.C., and other markets.

B. GES's principals and executives have supervised over 8,000 successful elections under the supervision of the U.S. Department of Labor, none of which have ever been overturned.

C. VP is in the business of developing and operating (online) e-voting web portal solutions and proprietary e-voting software programs (collectively, the "Software") for, among other sectors, condominium associations, unions, and other organizations.

D. VP has successfully developed and used the Software in secret and other online voting events.

E. The Parties wish to partner on certain GES contracts and clients and utilize the Software (under the direct supervision and control of VP at all times) in order to service and fulfill GES's clients' online elections and other e-voting events pursuant to the terms of this Agreement. The Parties also wish to engage in other ventures and relationships as further detailed herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. The forgoing Recitals are true and correct and are hereby incorporated into this Agreement.

2. The term of this Agreement shall be for one year, with automatic renewals of one year unless terminated by either Party, in its sole discretion, at any time, with 30 days written notice to the other Party. Without limiting the foregoing, the Parties agree that all contracts committed to in writing by the Parties prior to any termination must be performed in good faith and may not be cancelled. Any amounts due to either Party prior to termination shall be paid in accordance with the terms of this Agreement. In the event of termination, VP agrees not to solicit any business from Joint Accounts (as hereafter defined) for a period of three (3) year from the date of such termination, unless agreed to in writing by GES. Similarly, GES shall not approach or work with any clients or relationships of VP for a period of three (3) year from the date of such termination.

3. The Parties agree to work together in the following initial ways: (i) VP shall provide non-exclusive use of the Software and assist GES in fulfilling online elections and other e-voting web portal services (collectively, the "Services") on Joint Accounts (as hereafter defined); and (ii) on a mutually agreeable basis, provide certain IT, online development, and other technical consulting

and support (collectively, "Tech Support") to GES including assistance with scanners, ballots, blockchain integration, security, and/or other online and technical needs of GES.

4. GES has and shall continue to procure contracts with unions, associations, government agencies and other groups to administer elections and other online voting events that will require the Services and/or use of the software. The Parties agree that VP shall provide the Services and fulfill the online e-voting requirements for GES and its clients in connection with the accounts listed and agreed to by the Parties on the attached Exhibit A "Registration Sheet" (collectively, the "Joint Accounts"). Depending on the complexity and details of the voting event, the Parties may also add terms or details through the use of an "Addendum" in similar form to the one attached hereto as Exhibit B. In the event of a conflict between a fully executed Addendum by the Parties and this Agreement, the terms of such Addendum shall control.

5. The Parties agree that shared compensation for Joint Accounts shall generally be 50% GES and 50% VP after the deduction of hard costs such as postage, envelopes and copies, if any. Notwithstanding the foregoing, the Parties wish to remain flexible and reserve the right to decide on a case by case basis the appropriate compensation split for each Joint Account as further stated in Exhibit A and initialed by the Parties from time to time, or as stated and signed by the Parties in an Addendum prior to commencement of each voting event (each a "Payment Amount"). A Payment Amount due to VP will be paid out of GES's share of such contract with the Joint Account and is hereby assigned by GES to VP once the Payment amount is received by GES. GES shall pay each Payment Amount to VP within five (5) calendar days of such amount clearing GES's bank account, but in no event longer than fifteen (15) calendar days after being received by GES. In the event an election or voting event for a Joint Account is canceled by the client, VP shall be entitled to a proportionate percentage of any such cancellation fee received by GES, if any. Each Party shall be responsible for its own travel, room and other expenses, as needed.

6. VP agrees to provide certain Tech Support to GES and/or select Joint Accounts on a mutually agreeable basis at a rate or value to be determined by the Parties from time to time by amendment to this Agreement and/or through the course of conduct. It is anticipated, but not guaranteed, that GES shall also compensate VP for such Tech Support through stock offerings of Global Arena Holdings ("GAH") stock, as well as other compensation from time to time. Notwithstanding the foregoing, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the Parties, GES agrees and offers to transfer and convey (or cause to be transferred and conveyed) an initial, irrevocable, allocation of 2,666,667 post-split shares of GAH stock to VP for services rendered and to be performed by VP for GES. Such stock shall be issued by GES's parent GAH upon the successful approval of the 1 for 7.5 reverse split of the outstanding capital stock at the GAH annual meeting. In the meantime, VP has and will continue to provide free initial Tech Support to GES and certain Joint Accounts, in VP's sole and absolute discretion.

7. GES shall be solely responsible for all administrative and/or other election procedures customarily handled by GES relating to such elections for Joint Accounts (and all other GES accounts) at GES's sole cost and expense including, without limitation, notices, documents, envelopes, postage, copies, physical ballots, scanners, and/or personnel (collectively, "Administrative Costs") and VP shall have no responsibility whatsoever for any Administrative Costs. GES shall also provide, at its sole cost, all aspects of its contractual obligations under its contracts with Joint Accounts and VP shall not be liable for same other than for the Services. GES shall be solely responsible for providing

online and/or telephone help desk services for members of Joint Accounts relating to all voting issues, at GES's sole cost and expense.

8. GES acknowledges and agrees that VP owns one hundred percent (100%) rights to, and ownership of, the Software and GES has no interest in the same. GES acknowledges and agrees is shall not utilize the Software in any manner without the prior written consent and authority of VP and GES shall keep all proprietary aspects of the Software confidential at all times. GES acknowledges and agrees that under this Agreement it shall have no rights, title, interest, stock, equity, or ownership whatsoever in VP or any of VP's proprietary Software(s) including, without limitation, any intellectual property, other property rights, the "back-end" (code), "front end" (graphical interface, images, etc.), functionality, or likeness of the Software. GES agrees it shall not attempt to use, tamper with, replicate, sell, lease, license, or otherwise offer the Software to any party without the prior express written consent of VP.

9. As of the date of this Agreement, VP has no rights, title, interest, stock, equity, or ownership in GES, its parent entity GAH, or any of GES's other business ventures, other than as expressly stated herein; although it is anticipated that GES may compensate VP with GAH stock from time to time.

10. VP shall continue to pay any and all ongoing costs of development, maintenance, and/or monitoring of the Software at its sole cost and expense unless otherwise agreed to by the Parties in writing from time to time.

11. Each Party acknowledges and agrees it is an independent entity and party, separate and apart from the other Party for all purposes. Nothing in this Agreement shall constitute or be deemed to constitute a partnership, joint venture, or joint ownership between the Parties or be deemed to create any agency or employment relationship of the Parties for any purpose whatsoever other than is expressly stated herein. Neither Party shall have authority or power to bind, contract in the name of, or create a liability against, the other Party in any way or for any purpose.

12. The Parties agree to keep all information of VP and GES confidential at all times other than to investors, accountants, lawyers, and other essential parties; provided, however, the Parties can disclose the nature of this Agreement to clients and/or investors of the Parties. The Parties agree they shall not circumvent one another for any purposes expressly stated in this Agreement.

13. The Parties agree that no exclusive relationship is being created by this Agreement and that each Party is free to operate by itself and/or with others at any time. Without limiting the foregoing, GES acknowledges and agrees that VP is already selling and marketing other versions of the Software (including, without limitation, Condo.Voting and HOA.Voting) to associations and other organizations without the involvement of GES and, consequently, GES has no interest whatsoever in such contracts (unless GES becomes a procuring cause of business in which case it will be registered as a Joint Account on Exhibit A or in an Addendum). Similarly, GES works with other technology providers and may continue to conduct elections with or without the involvement of VP. Without limiting the foregoing, both Parties shall be permitted to enter into any contracts with any other parties at all times.

14. Each Party ("Indemnifying Party") agrees to indemnify, defend, and hold harmless the other Party ("Indemnified Party") from and against all liabilities, damages, losses, or expenses (including

reasonable attorneys' fees and costs) arising out of or in connection with this Agreement caused by any willful misconduct or negligent acts or omissions of the Indemnifying Party.

15. In the event of any material disagreement or dispute between the Parties under this Agreement, the Parties agree to first have a good faith settlement conference within thirty (30) days of such dispute arising. If unsuccessful, the Parties shall schedule mandatory mediation (paid equally by each Party) within 45 days of such dispute arising in order to attempt to resolve any such matter(s) in good faith. However, in the event such mandatory mediation is unsuccessful, then the Parties agree to immediately proceed within another 45 days (from the date of any unsuccessful mediation proceeding) with mandatory, binding arbitration before an arbitrator mutually agreeable to the Parties. The initial fees of any such arbitration shall be borne equally by each Party, with the prevailing Party being entitled to recover/be reimbursed all reasonable legal fees and costs expended.

16. Each Party acknowledges and agrees that it has received or had the opportunity to consult with independent legal counsel of its own choice and that it has been sufficiently advised of its rights and responsibilities regarding the substance of this Agreement. Also, it shall be deemed that this Agreement has been drafted jointly by the Parties and shall not be construed against any Party, in the interpretation thereof. Facsimile or other copies of this Agreement shall be valid and acceptable in lieu of originals. This Agreement shall be construed and governed under the law and rules of the State of Florida, without regard to that jurisdiction's conflict of laws rules. Jurisdiction and venue in any matter arising out of or relating to this Agreement shall lie exclusively in Miami-Dade County, Florida.

17. This Agreement shall only be amended by the mutual consent of the Parties in writing. Such amendment shall become binding as of the date set forth in the amendment or, if not otherwise provided for in the amendment, the date the amendment was last signed by the Parties. This Agreement may not be amended via e-mail message.

18. This Agreement, and all its terms and conditions, shall be binding upon and shall inure to the benefit of and be enforceable by the Parties, their successors, and permitted assignees.

19. This Agreement or any amendment hereto may be executed in several counterparts, each of which, whether in the form of a printed original signed by one of the Parties, a partially or fully executed document sent via facsimile transmission or in an electronic format (*e.g.*, a portable document format ("PDF") of the scanned document delivered via e-mail), or otherwise, shall together be deemed a complete original and thereby constitute for all purposes a valid and binding version of this Agreement.

20. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired by such determination. To the extent that valid provisions of this Agreement need to be modified as a result of a finding of partial invalidity, the Parties agree to negotiate in good faith such modifications as may be necessary to make this Agreement effective and to implement as nearly as possible the original intent of the Parties without the invalid provision.

21. This Agreement, including any exhibits, contains the entire agreement of the Parties, and there are no other promises, terms, or conditions, whether oral or written, applicable with respect to the subject matter of this Agreement. This Agreement supersede any prior oral or written agreements or understanding between the Parties.

22. Notices under this Agreement shall be provided in writing to the Parties at the following address and via email unless changed by a Party with notice in writing to the other Party.

VP

Ben Solomon
1200 Brickell Avenue, PH 2000
Miami, FL 33131
Ben@VotingPortals.com
Ben@ALGPL.com

GES

John Mathews
208 East 51 Street, Suite 112
New York, New York 10022
john@voteges.com
jsmmatthews01@gmail.com

23. A delay or omission by either Party to exercise any right the Party may have under this Agreement shall not be construed to be a waiver of such right. A waiver by either Party of any of the performance provisions of this Agreement or any breach with respect to such performance shall not be construed to be a waiver of any succeeding performance or breach.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

Voting Portals, LLC

By: ______________________

Ben Solomon, Manager/CEO

Global Election Services, Inc.

By: Maralin Falik

Maralin Falik, ~~President~~ CEO

By: **Global Arena Holding, Inc.**, its parent company

By: ______________________

John Mathews, CEO

Witness: ______________________
Name: Raquel Romero
Witness: ______________________
Name: Astrid Marten

Witness: ______________________
Name: Kathryn Weisbeck

Witness: ______________________
Name: Kathryn Weisbeck
June 22, 2018

Exhibit A

Joint Accounts Registration Sheet

Name of Organization	Payment Amount (VP)	Date	VP Initials	GES Initials
1. Utility Workers Union, Local 1-2	$3,250 (paid)	2/27/18	BAS	[illegible]
2. National Air Traffic Controllers	$____ ( )	6/30/18	____	[illegible]
3. Audio Engineering	$3,000 ( )	7/6/18	BAS	[illegible]
4. ________	$____			
5. ________	$____			

Exhibit B

Addendum Sample Form

This Addendum to Agreement (this "Addendum") is entered into this __ day of 20__ and is hereby incorporated into that certain Partnership agreement dated April __ 2018 (the "Agreement") between Global Election Services, Inc., a New York corporation located at 208 East 51 Street, Suite 112, New York, New York 10022 ("GES") and Voting Portals, LLC, a Florida limited liability company located at 1200 Brickell Avenue, PH 2000, Miami, Florida 33131 ("VP").

A. This Addendum is hereby incorporated into the Agreement and shall be construed as on one and the same. In the event of a conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain valid, applicable and enforceable.

B. The Parties wish to memorialize the fee structure, responsibilities and dates involving the voting event for ________________________________ (insert name of organization) on _______ (date).

C. The fee for this event paid to VP shall be $ ______________.

D. The responsibilities of VP shall include ________________________________.

Acknowledged and Agreed to:

Voting Portals, LLC

By: ____________________

Ben Solomon, Manager/CEO

Witness: ____________________

Name: ____________________

Witness: ____________________

Name: ____________________

Global Election Services, Inc.

By: **Global Arena Holding, Inc.**, its parent company

By: ____________________

John Mathews, CEO

Witness: ____________________

Name: ____________________

Witness: ____________________

Name: ____________________